EXHIBIT 21

LIST OF SUBSIDIARIES OF THE COMPANY

3065619 Nova Scotia Co.
2089279 Ontario, Inc.
3901858 Canada Inc.
896988 Ontario Inc.
Accupath Diagnostics Laboratories, Inc dba US LABS
Allergy Testing Laboratories, Inc.
Applied Genetics, Inc.
Center for Genetic Services, Inc.
Clinical Laboratories Cheyenne
Clinical Laboratories, Inc.
Clipper Holdings Inc. (Clipper)
Colorado Coagulation Consultants, Inc.
Cytometry Associates, Inc.
Decision Diagnostics LLC (aka DaVinici/Medicorp LLC)
Diagnostic Services, Inc.
DIANON Systems, Inc.
DL/UHS, Inc.
Dynacare - Gamma Medical Laboratories
Dynacare Company
Dynacare Gamma Institutional Laboratory Services Limited
Dynacare G.P. Inc.
Dynacare Holdco LLC
Dynacare Kasper Medical Laboratories (Northern Alberta) Inc.
Dynacare Kasper Medical Laboratories Inc.
Dynacare Kasper Medical Sales Inc.
Dynacare Laboratories Limited Partnership
Dynacare Laboratories, Inc.
Dynacare Northwest Inc.
Dynacare Realty Inc.
Dynacare Southwest Laboratories, Inc.
DynaLifeDX Diagnostic Laboratory Services
Endocrine Sciences, Inc.
Esoterix BV
Esoterix Clinical Trials Services BVBA (“Esoterix BVBA”)
Esoterix Molecular Genetics, Inc.
Esoterix, Inc.
Execmed Health Services Inc.
GDML Medical Laboratories Inc
Glen Ames LLP
HH/DL LP
HHD Gen Par Inc.
HHLA Lab-In-An-Envelope, LLC
Home Healthcare Laboratory of America, LLC
IDX Pathology, Inc
Lab Delivery Service of New York City, Inc.
LabCorp Development Company
LabCorp Limited
Laboratory Corporation of America (LCA)
Laboratory Corporation of America Holdings (LCAH)
LDS Diagnostic Laboratories Inc
Litholink Corporation
Long Beach Genetics, Inc.
MD Datacor Inc.
National Genetics Institute
New Imaging Diagnostics LLC
New Molecular Diagnostics Ventures LLC
NWT Inc

PA Labs Inc.
Path Lab Holdings, Inc.
Path Lab, Inc. d/b/a LabCorp
Persys Technology Inc.
Protedyne Corporation
Protedyne Europe Gmbh
Protedyne Ltd.
RD Belenger & Associates Ltd. - 70% ownership by Dynacare-Gamma
SW/DL LP
Tandem Labs
The Esoterix Center for Clinical Trials, Inc.
The Esoterix Center for Infectious Disease, Inc.
UHS/DL, LP
United/Dynacare LLC
US Labs Fountain Valley Inc.
US Labs, Inc.
US Pathology Labs, Inc.
Viro-Med Laboratories, Inc.

Dynacare non-operating entities identified subsequent to the acquisition of Dynacare Inc. on July 25, 2002
1004679 Ontario Limited
3024539 Nova Scotia Company
563911 Ontario Limited
591893 Alberta Ltd.
794475 Ontario Inc.
829318 Ontario Limited
854512 Ontario Limited
879606 Ontario Limited
900747 Ontario Ltd.
925893 Ontario Limited
942487 Ontario Ltd.
942489 Ontario Ltd.
942491 Ontario Limited
942492 Ontario Ltd.
947342 Ontario Ltd.
949235 Ontario Ltd.
958069 Ontario Inc.
977681 Ontario Inc.
978550 Ontario Ltd.
978551 Ontario Ltd.
Amherstview Medical Centre Developments Inc.
DHG Place Du Centre Clinique
Dynacare Canada Inc.
Dynacare International Inc.
Dynacare US Financing LLC
Glen Davis Equities Ltd.
L.R.C. Management Service Inc.
Lawrence-Curlew Medical Centre Inc.
Roselat Developments Limited
St. Joseph’s Health Centre
Stockwin Corporation Ltd.
Thistle Place Care Corp.
Toronto Argyro Medical Laboratories Ltd.
Woodstock Medical Arts Building Inc.